CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND
         RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK
                               OF
                  PARAMCO FINANCIAL GROUP, INC.


     Paramco Financial Group, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law  of  the

State  of Nevada, does hereby certify that, pursuant to authority conferred  upon  the  Board of Directors of the  Company  by  the

Articles  of  Incorporation of the Company, and pursuant  to  the

General  Corporation  Law of the State of Nevada,  the  Board  of

Directors  of  the  Company,  at a  meeting  duly  held,  adopted resolutions (i) authorizing a series of the Company's  previously authorized  preferred  stock, $0.001 par  value  per  share,  and

(ii)  providing for the designations, preferences  and  relative,

participating,  optional or other rights, and the qualifications,

limitations or restrictions thereof of one hundred fifty thousand

(150,000)  shares of Series C Preferred Stock of the Company,  as follows:

          RESOLVED, that the Company is authorized to issue 150,000 shares of Series C Preferred Stock (the "Series C Preferred Shares"), $0.001 par value per share, which shall have the following powers, designations, preferences, and other special rights:

          (1) Dividends. The Series C Preferred Shares shall not be entitled to receipt of any dividend thereon and the Company's Board of Directors shall not declare dividends any in respect of the Series C Preferred Shares.

          (2) Conversion of Series C Preferred Shares. Series C Preferred Shares shall be convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

               (a)   Certain Defined Terms.  For purposes of this
     Certificate  of  Designations, Preferences and  Rights  (the
     "Certificate of Designations"), the following terms shall have the following meanings:

                    (i)   "Business Day" means any day  in  which
     the Principal Market is open for business.

                    (ii) "Closing Asked Price" means, for any security as of any date, the last closing asked price for such security on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing asked price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing asked price of such security on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no closing asked price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the asked prices of any market makers for such security as reported by Pink Sheets, LLC.




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     If  the  Closing Asked Price cannot be calculated  for  such security on such date on any of the foregoing bases, the Closing Asked Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders (each a "Holder" and, collectively, the "Holders") of the Series C Preferred Shares. If the Company and the Holders of Series C Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) below with the term "Closing Asked Price" being substituted for the term "Conversion Rate." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                    (iii)     "Closing Bid Price" means, for  any
     security as of any date, the last closing bid price for such security on the Principal Market as reported by Bloomberg , or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported by Pink Sheets, LLC. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of Series C Preferred Shares. If the Company and the Holders of Series C Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) below with the term "Closing Bid Price" being substituted for the term "Conversion Rate." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                    (iv)  "Conversion Percentage"  shall  be  one
     hundred percent (100%).

                    (v) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, the amount determined by multiplying (i) the Market Price of the Company Common Stock by (ii) the Conversion Percentage in effect as of such date, subject to adjustment as provided herein.

                    (vi) "Market Price" means, with respect to any security for any period, that price which shall be computed as the volume-weighted arithmetic average of the Closing Bid Prices and Closing Asked Prices for such security during the ninety (90) consecutive trading day period immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.)




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                    (vii)     "Issuance Date" means, with respect
     to each Series C Preferred Share, the date of issuance of the applicable Series C Preferred Share.

                    (viii)     "Mandatory Conversion Date" means,
     with respect to any Series C Preferred Share, the date that is four (4) years after the Issuance Date.

                    (ix)  "Person" means an individual, a limited
     liability  company,  a  partnership,  a  joint  venture,   a
     corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    (x)   "Principal Market" means the means  the
     principal market on which the Common Stock is quoted or listed for trading as of the Conversion Date.

                    (xi) "Transaction Value" means $2.00.

                    (b) Holder's Conversion Right; Mandatory Conversion. Subject to the provisions and limitations of Sections 2(d), 2(e), and 7, below, at any time or times on or after the date that is one (1) year after the Issuance Date, any Holder of Series C Preferred Shares shall be entitled to convert any whole number of Series C Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(f), at the Conversion Rate (as defined below). If any Series C Preferred Shares remain outstanding on the Mandatory Conversion Date, then, subject to Sections 2(e) and 7, below, such Series C Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(f), below. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Series C Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

               (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Series C Preferred Share pursuant to Section 2(b), above, shall be determined according to the following formula (the "Conversion Rate"):

                        Transaction Value
                      ---------------------
                        Conversion Price

     provided, however, that if the Market Price, as used to determine any such Conversion Rate, is greater than $2.00 as of any Conversion Date, then, for purposes of determining the Conversion Rate, such Market Price shall be deemed to have been $2.00.

               (d) Limitations on Permissive Conversions. During the period that commences on the date that is one (1) year after the Issuance Date and terminates on the Mandatory Conversion Date, and subject to the provisions and limitations of Section 2(e) and 7, below, a Holder shall be entitled to convert not more than that number of Series C Preferred Shares into Common Stock as set forth hereinbelow:




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             Time  Period               Maximum  Conversion Percentage
           -----------------           ---------------------------------
          During the second year             up to and including
          after the Issuance Date            10% of the Series  C
                                             Preferred Shares then
                                             owned by Holder

          During  the  third  year           up to and including
          after the Issuance Date            50% of the Series  C
                                             Preferred Shares then
                                             owned by Holder
                                           (which 50% includes any
                                           prior conversion rights,
                                           whether or not so converted)

          During  the  fourth  year          up to and including
          after the Issuance Date            100% of the Series C
                                             Preferred Shares then
                                             owned by Holder

               (e)   Limitation  on  Beneficial  Ownership.   The
     Company shall not effect any conversion of any Series C Preferred Share and no holder of any Series C Preferred Share shall have the right to convert any Series C Preferred Share pursuant to Section 2(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) (A) would beneficially own in excess of 15% of the outstanding shares of the Common Stock following such conversion and (B) would have acquired, through conversion of any Series C Preferred Share or otherwise (including without limitation, exercise of any warrant), in excess of 15% of the outstanding shares of the Common Stock following such conversion; provided, however, that all such limitations on the conversion of Series C Preferred Shares into Common Stock shall cease and be of no further force and effect from and after the Mandatory Conversion Date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of the
     Series C Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series C Preferred Shares beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Conversion Notice (defined below) shall constitute a representation by the holder submitting such
     Conversion Notice that, after giving effect to such Conversion Notice, (A) the holder will not beneficially own (as determined in accordance with this Section 2(e)) and (B) the holder will not have acquired, through conversion of any Series C Preferred Share or otherwise (including without limitation, exercise or any Warrant), a number of shares of Common Stock in excess of 15% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q (or Form 10-QSB) or Form 10-K (or Form 10-KSB), as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding, but after giving effect to conversions of any Series C Preferred Share by such holder since the date as of which such number of outstanding shares of Common Stock was reported; provided, however, that all such limitations on the conversion of Series C Preferred Shares into Common Stock and the ownership thereof shall cease and be of no further force and effect from and after the Mandatory Conversion Date.




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               (f)   Mechanics of Conversion.  The conversion  of
     Series  C  Preferred  Shares  shall  be  conducted  in   the
     following manner:

                    (i) Holder's Delivery Requirements. To convert Series C Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the Holder shall
     (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company's designated transfer agent (the "Transfer Agent") with a copy thereof to the Company and (B) surrender to a nationally recognized overnight delivery service carrier for delivery to the Transfer Agent as soon as practicable following such date the original certificates representing the Series C Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

                    (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, the Transfer Agent shall, on the next Business Day following the date of receipt (or the second Business Day following the date of receipt if received after 11:00 a.m. local time of the Transfer Agent), (A) issue and surrender to a nationally recognized overnight delivery service for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Series C Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Series C Preferred Shares being converted, then the Transfer Agent shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Series C Preferred Shares not converted.




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                    (iii)     Dispute Resolution.  In the case of
     a   dispute  as  to  the  determination  of  the  arithmetic
     calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the
     determination   of   the  arithmetic  calculation   of   the
     Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation
     of   the   Conversion  Rate  to  an  independent,  reputable
     investment  bank  or  accountant selected  by  the  affected
     Holders  and  approved by the Company.   The  Company  shall
     cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the
     disputed  determinations or calculations.   Such  investment
     bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent
     manifest   error  and  the  Company  shall  be  liable   and
     responsible for paying such investment bank or accountant fees and expenses.

                    (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                    (v) Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one Holder of Series C Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Series C Preferred Shares, the Company shall convert from each Holder of Series C Preferred Shares electing to have Series C Preferred Shares converted at such time a pro rata amount of such Holder's Series C Preferred Shares submitted for conversion based on the number of Series C Preferred Shares submitted for conversion on such date by such Holder relative to the number of Series C Preferred Shares submitted for conversion on such date.

                    (vi) Mechanics of Mandatory Conversion. Subject to Section 2(e), above, and Section 7, below, on the Mandatory Conversion Date, all Holders of Series C Preferred Shares shall surrender all Series C Preferred Shares to the Transfer Agent and all Series C Preferred Shares shall be converted as of such date as if the Holders of such Series C Preferred Shares had given the Conversion Notice for all such Series C Preferred Shares on the Mandatory Conversion Date.

               (g)   Taxes.   The Company shall pay any  and  all
     taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Series C
     Preferred Shares.

               (h)    Adjustments  to  Conversion   Price.    The
     Conversion Price will be subject to adjustment from time to time as provided in this Section 2(h).




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                    (i)  Adjustment of Conversion Price upon Subdivision or
     Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion
     Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                    (ii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(h) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion
     Price so as to protect the rights of the Holders of the Series C Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this
     Section 2(h).

                    (iii) Notice. Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each Holder of Series C Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

          (3) Reservation of Shares. The Company shall, at all times so long as any of the Series C Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred
     Shares,  such  number of shares (the "Reserved  Amount")  of
     Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Shares then outstanding that, at such time or times are eligible for such conversion. The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Series C Preferred Shares based on the number of Series C Preferred Shares held by each Holder at the time of issuance of the Series C Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Series C Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person who ceases to hold any Series C Preferred Shares shall be allocated to the remaining Holders of Series C Preferred Shares, pro rata based on the number of Series C Preferred Shares then held by such Holders.

          (4) Voting Rights. Holders of Series C Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Nevada, and as expressly provided in this Certificate of Designations.




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          (5)   Liquidation,  Dissolution,  Winding-Up.   In  the
     event   of   any   voluntary  or  involuntary   liquidation,
     dissolution or winding up of the Company, the Holders of the Series C Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital
     or   from  earnings  available  for  distribution   to   its
     stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series C Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series C
     Preferred   Share   equal   to   $2.00   (the   "Liquidation
     Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders of Series C Preferred Shares, then each Holder of Series C
     Preferred   Shares  shall  receive  a  percentage   of   the
     Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the
     Company.   No Holder of Series C Preferred Shares  shall  be
     entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a Holder of Series C Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

          (6) Preferred Rank. All shares of Series C Preferred Shares shall be of junior rank to all shares of Series A Preferred Shares and Series B Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Series C Preferred Shares shall be subject to the preferences and relative rights of the Series A Preferred Shares and the Series B Preferred Shares.

          All shares of Common Stock shall be of junior rank to all Series C Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series C Preferred Shares. Without the prior express written consent of the Holders of not less than three-fifths (3/5) of the then outstanding Series C Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series C Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the Holders of not less than three-fifths (3/5) of the then outstanding Series C Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the Board of Directors of the Company with the Nevada Secretary of State or enter into any agreement containing any provisions that would adversely affect or otherwise impair the rights or relative priority of the Holders of the Series C Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series C Preferred Shares shall maintain their relative powers, Designations and preferences provided for herein and no merger shall result inconsistent therewith.




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          (7)   Limitation on Number of Conversion  Shares.   The
     Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series C Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock that the Company may issue upon Conversion of the Series C Preferred Shares (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded or quoted, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded or quoted, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of a majority of the Series C Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Series C Preferred Shares (the "Purchasers") shall be issued, upon conversion of Series C Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Series C
     Preferred   Shares   issued  to  such  Purchaser   and   the
     denominator of which is the aggregate amount of all the Series C Preferred Shares issued to the Purchasers (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Series C Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holder of Series C Preferred Shares shall convert all of such Holder's Series C Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Series C Preferred Shares on a pro rata basis in proportion to the number of Series C Preferred Shares then held by each such Holder.

          (8) Vote to Change the Terms of Series C Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Holders of not less than three-fifths (3/5) of the then-outstanding Series C Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, Designations, preferences and rights of the Series C Preferred Shares.

          (9) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series C
     Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Series C Preferred Shares into Common Stock.




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          (10)  Remedies,  Characterizations, Other  Obligations,
     Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in
     addition   to  all  other  remedies  available  under   this
     Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder of Series C Preferred Shares that
     there   shall   be   no  characterization  concerning   this
     instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

          (11) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

          (12) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Series C Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                    [Signature Page Follows]
















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IN  WITNESS  WHEREOF,  the  Company has caused  this  Certificate of  Designations, Preferences and Rights to be signed by  Douglas
G. Gregg, its President, as of the 23rd day of January, 2003.

PARAMCO FINANCIAL GROUP, INC.



By:  /s/ Douglas G. Gregg
    ---------------------------------
     Douglas G. Gregg, President






















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                           EXHIBIT I

                       CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") of Paramco Financial Group, Inc. (the "Company"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, $0.001 par value per share (the "Series C Preferred Shares"), of the Company indicated below into shares of Common Stock, par value $ 0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series C Preferred Shares specified below as of the date specified below.

Date of Conversion: ________________________________________

Number of Series C Preferred Shares to be converted: _________________________________________________

Stock certificate no(s). of Series C Preferred Shares to be converted: __________________________________________________

Please confirm the following information:

 Conversion Price: __________________________________________

 Number of shares of Common Stock to be issued: ___________________

Please  issue the Common Stock into which the Series C  Preferred
Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:                __________________________________
                              __________________________________
                              __________________________________

         Facsimile Number: __________________________________



Authorization: __________________________________

By: _______________________________     Title: _____________________________





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